EXHIBIT 16.1
[QUICK & MCFARLIN, P.C. LETTERHEAD]
May 24, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Gentlemen:
We have read Item 4.01 of the Form 8-K dated May 18, 2007, of Professional Veterinary Products, Ltd. and agree with the statements concerning our Firm contained therein.

Very Truly Yours, /s/ Quick & McFarlin, P.C.

Quick & McFarlin, P.C.